FOR IMMEDIATE RELEASE

Hughes Communications Announces Second Quarter 2010 Results

Record Adjusted EBITDA of $52 Million
Consumer Business Continues Impressive Growth

Germantown, Md., August 4, 2010—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the second quarter ended June 30, 2010. Hughes’ consolidated operations are classified into five reportable segments: North America Broadband; International Broadband; Telecom Systems; HTS Satellite; and Corporate; and Other. The North America Broadband, International Broadband, Telecom Systems, and HTS Satellite segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Second Quarter 2010 Financial Highlights:

•	Record Adjusted EBITDA of $52 million, an increase of 29% over the second quarter of 2009.

•	Consumer business continues impressive performance:
–	Total revenue increased by 13% and services revenue by 18% over the second quarter of 2009.
–	Strong second quarter subscriber gross adds of 47,000 and net adds of 15,000.
–	Consumer ARPU increased to $73 from $70 in the second quarter of 2009.
–	Churn improved to 2.0% from 2.3% in the second quarter of 2009.

•
Consolidated total revenues of $252 million for a 2% increase over the second quarter of 2009, excluding revenues from the terminated Telematics contract. Total revenues of $256 million in the second quarter of 2009.

•	Consolidated services revenues of $193 million for a growth of 16% over the second quarter of 2009, excluding revenues from the terminated Telematics contract; 11% growth in total revenues.

•	Operating income of $18 million compared to an operating loss of $31 million in the second quarter of 2009, which included a $44 million one-time charge as a result of Chapter 11 filing by Sea Launch.

•
New orders of $201 million, with major orders from Best Buy, State of Texas, Conoco Phillips, GTECH, Halliburton, Row 44, and Burger King in our North America Broadband business; and Avanti, Camelot, Afsat, TIM, Martins, Telemar, BEL/NavyNet, and JSC Iskra in our International Broadband business.

•	Positive net cash from operating activities of $30 million, a growth of 54% over the second quarter of 2009.

Six Months Ended June 30, 2010 Financial Highlights;

•	Adjusted EBITDA of $95 million for a growth of 30% over the six months ended June 30, 2009.

•	Strong growth in Consumer business over the six months ended June 30, 2009:

-	Total revenue up 14%, service revenue up 20%.
-	Subscriber gross adds of 105,000 and net adds of 41,000
-	Total subscriber base of 545,500 as of June 30, 2010, for a growth of 15% over the subscriber base as of June 30, 2009.

•
Consolidated total revenues of $495 million for a 3% growth, excluding revenues from the terminated Telematics contract. Consolidated total revenues of $496 million, the same as in the six-month period ended June 30, 2009.

•
Consolidated services revenues of $381 million for a growth of 18% over the six months ended June 30, 2009, excluding revenues from the Telematics contract. Consolidated total services revenue growth of 14%.

•	New orders of $440 million resulting in a non-consumer backlog of $755 million as of June 30, 2010.

•	Strong liquidity with cash, cash equivalents and marketable securities of $222 million as of June 30, 2010.

Set forth below are tables highlighting certain of Hughes’ and HNS’ results for the three- and six-months ended June 30, 2010 and 2009.

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$178,024	$175,242	$352,019	$340,850
International Broadband	47,853	50,520	91,309	95,404
Telecom Systems	25,456	29,344	50,148	58,606
HTS Satellite	-	-	-	-
Corporate and Other	1,035	721	2,085	1,182
Total	$252,368	$255,827	$495,561	$496,042

Operating income (loss)
North America Broadband	$12,821	$(36,770)	$22,437	$(35,020)
International Broadband	2,549	5,105	1,393	6,336
Telecom Systems	4,663	2,611	8,371	8,100
HTS Satellite	(928)	-	(1,786)	-
Corporate and Other	(1,147)	(2,207)	(1,893)	(2,314)
Total	$17,958	$(31,261)	$28,522	$(22,898)

Net income (loss) attributable to HCI stockholders	$1,910	$(47,742)	$(4,230)	$(52,438)

Adjusted EBITDA*	$52,235	$40,412	$94,837	$73,141

New Orders	$201,311	$326,139	$439,698	$543,622

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$178,024	$175,242	$352,019	$340,850
International Broadband	47,853	50,520	91,309	95,404
Telecom Systems	25,456	29,344	50,148	58,606
HTS Satellite	-	-	-	-
Total	$251,333	$255,106	$493,476	$494,860

Operating income (loss)
North America Broadband	$12,821	$(36,770)	$22,437	$(35,020)
International Broadband	2,549	5,105	1,393	6,336
Telecom Systems	4,663	2,611	8,371	8,100
HTS Satellite	(928)	-	(1,786)	-
Total	$19,105	$(29,054)	$30,415	$(20,584)

Net income (loss) attributable to HNS	$2,794	$(45,710)	$(2,768)	$(50,564)

Adjusted EBITDA*	$52,908	$41,113	$95,916	$73,578

New Orders	$199,896	$325,167	$437,013	$542,188

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Recent Highlights:

•
On May 27, 2010, HNS and Sea Launch entered into a Settlement Agreement to resolve the claim that HNS filed in the Sea Launch bankruptcy, whereby Sea Launch will irrevocably issue to HNS two credits, each in the amount of $22.2 million (the “Credits”), in satisfaction and discharge of HNS’ bankruptcy claim. The Credits may be used by HNS to defray the cost of up to two launches contracted by December 31, 2015, and scheduled to occur by December 31, 2017. In addition, subject to the terms and conditions of the Settlement Agreement, one or both Credits may be transferred to third parties. The bankruptcy court has approved the Settlement Agreement and it will become effective upon the effectiveness of the plan of reorganization, which is expected to occur later in 2010.

•
HNS earned an A+ rating from the Better Business Bureau (BBB) for its HughesNet® high-speed satellite Internet service. The A+ ranking is BBB’s highest, and is based on a company’s business practices and responsiveness to customer concerns, factoring in elements such as company longevity, size, and commitment to BBB standards.

•
HCIL Comtel, a subsidiary of HNS, was selected by Bharat Electronics Limited to provide a satellite network that will serve multiple communication needs for the Indian Navy. A contract was signed for four redundant HX NOCs for $4.7 million and is expected to be implemented early 2011.

•
HNS has been named the certified provider of secure managed broadband services for Chevron marketer and retailer stations nationwide, beginning July 2010. Marketers and retailers now have more options for broadband connectivity that is PCI-compliant and also provides the high performance needed to support new Web-based store applications.

•
HNS completed a successful demonstration of its advanced airborne video solution to a key government agency, confirming full D-1 video resolution at air-to-ground user data rates of over 2 Mbps. This new airborne video solution features speeds five times greater than what is currently available, delivering groundbreaking performance at an affordable cost.

•
Hughes Europe, a subsidiary of HNS, announced the sale of a sixth HX broadband satellite hub and an additional 2,000 HX broadband terminals to Bentley Walker, a leading international satellite Internet services provider, who is expanding its service footprint and extending its solutions to military personnel in Afghanistan and Iraq.

•
HNS was awarded an Indefinite Delivery Indefinite Quantity (IDIQ) contract by the State of Oregon to provide Hughes Broadband Internet and Access Continuity services via its SPACEWAY® 3 satellite system. The contract, available to state agencies, local governments, and school districts that are members of the Oregon Cooperative Purchasing Program, is for a term of three years and may be extended up to three additional years.

•
HNS announced the formation of HughesNet China Co., Ltd., a joint venture with China UnifiedNet, to provide managed network services in China. HughesNet China also entered into framework agreements with two leading Chinese telecom carriers to provide managed network services to their major enterprise customers, and rural education and emergency communications in the western provinces of China.

To summarize, Pradman Kaul, president and CEO said, “Once again, our consumer business led the way with strong gross adds combined with lower churn and increased ARPU, all of which resulted in strong services revenue growth in the second quarter of 2010. Services revenue from the enterprise segments also continued to show solid growth. Our strategy of focusing new consumer activations on SPACEWAY 3 continues; we had approximately 326,000 subscribers on SPACEWAY 3 as of June 30, 2010. Development work on our Jupiter™ satellite and the launch vehicle build are on track and we are making good progress in our assessment of strategic initiatives. We are very pleased with our second quarter accomplishments and are positioned well for the rest of 2010 and beyond.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “The strategy of expanding margins through the satellite ownership model continues to play out very well, as evidenced by the strong growth in our operating income and Adjusted EBITDA in the second quarter of 2010. This gross margin expansion coupled with effective working capital management resulted in impressive growth in cash from operating activities. We ended the quarter with strong consolidated cash, cash equivalents and marketable securities of $222 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss), as determined under United States of America Generally Accepted Accounting Principles (GAAP), and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2010	2009	2010	2009

Net income (loss) attributable to HCI stockholders	$1,910	$(47,742)	$(4,230)	$(52,438)
Add:
Equity incentive plan compensation	1,918	1,841	3,789	3,624
Interest expense	15,520	15,554	31,630	29,390
Income tax expense (benefit)	1,565	479	2,784	(176)
Depreciation and amortization	31,978	24,437	62,111	46,330
Long-term incentive/retention cash plan	-	650	-	1,538
Sea Launch impairment	-	44,400	-	44,400
Data Synapse impairment	-	1,000	-	1,000
Less:
Interest income	(656)	(207)	(1,247)	(527)
Adjusted EBITDA*	$52,235	$40,412	$94,837	$73,141

The following table reconciles the differences between HNS’ Net Income (Loss), as determined under GAAP, and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2010	2009	2010	2009

Net income (loss) attributable to HNS	$2,794	$(45,710)	$(2,768)	$(50,564)
Add:
Equity incentive plan compensation	1,795	1,712	3,627	3,349
Interest expense	15,515	15,550	31,620	29,379
Income tax expense (benefit)	1,563	462	2,780	(206)
Depreciation and amortization	31,815	24,219	61,784	46,079
Long-term incentive/retention cash plan	-	650	-	1,538
Sea Launch impairment	-	44,400	-	44,400
Less:
Interest income	(574)	(170)	(1,127)	(397)
Adjusted EBITDA*	$52,908	$41,113	$95,916	$73,578

The condensed consolidated financial statements of Hughes and HNS for the periods ended June 30, 2010 and 2009 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan, and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014, issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements, such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA, as presented herein, is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 2.2 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements; technological developments; its reliance on providers of satellite transponder capacity; changes in demand for Hughes’ services and products; competition; industry trends; regulatory changes; foreign currency exchange rate fluctuations; and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 3, 2010, and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2010 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, SPACEWAY, and Jupiter are trademarks of Hughes Network Systems, LLC.

Contact Information	Attachments

Investor Relations Contact: Deepak V. Dutt,	Hughes Communications, Inc.
Vice President, Treasurer and Investor Relations Officer	Condensed Consolidated Balance Sheets
Email: deepak.dutt@hughes.com	Condensed Consolidated Statements of Operations
Phone: 301-428-7010	Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake,	Hughes Network Systems, LLC
Director, Marketing Communications	Condensed Consolidated Balance Sheets
Email: judy.blake@hughes.com	Condensed Consolidated Statements of Operations
Phone: 301-601-7330	Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$162,027	$261,038
Marketable securities	60,408	47,188
Receivables, net	160,339	163,816
Inventories	58,349	60,244
Prepaid expenses and other	24,677	22,476
Total current assets	465,800	554,762
Property, net	666,174	602,403
Capitalized software costs, net	47,896	49,776
Intangible assets, net	12,963	14,524
Goodwill	5,093	5,093
Other assets	72,447	75,836
Total assets	$1,270,373	$1,302,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$101,607	$119,461
Short-term debt	6,778	6,750
Accrued liabilities and other	123,452	131,774
Total current liabilities	231,837	257,985
Long-term debt	713,019	714,957
Other long-term liabilities	19,079	16,356
Total liabilities	963,935	989,298
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding as of June 30, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
21,638,836 shares and 21,633,539 shares issued and outstanding
as of June 30, 2010 and December 31, 2009, respectively	22	22
Additional paid in capital	734,552	730,809
Accumulated deficit	(414,773)	(410,543)
Accumulated other comprehensive loss	(22,036)	(16,247)
Total HCI stockholders' equity	297,765	304,041
Noncontrolling interests	8,673	9,055
Total equity	306,438	313,096
Total liabilities and equity	$1,270,373	$1,302,394

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Services revenues	$193,190	$173,383	$381,130	$335,748
Hardware sales	59,178	82,444	114,431	160,294
Total revenues	252,368	255,827	495,561	496,042
Operating costs and expenses:
Cost of services	123,396	111,059	239,109	217,729
Cost of hardware products sold	55,582	77,283	116,468	151,488
Selling, general and administrative	49,306	46,144	99,631	90,385
Loss on impairments	-	45,400	-	45,400
Research and development	5,355	5,698	10,270	11,049
Amortization of intangible assets	771	1,504	1,561	2,889
Total operating costs and expenses	234,410	287,088	467,039	518,940
Operating income (loss)	17,958	(31,261)	28,522	(22,898)
Other income (expense):
Interest expense	(15,520)	(15,554)	(31,630)	(29,390)
Interest income	656	207	1,247	527
Other loss, net	-	(345)	-	(345)
Income (loss) before income tax (expense) benefit and equity in earnings of unconsolidated affiliates	3,094	(46,953)	(1,861)	(52,106)
Income tax (expense) benefit	(1,565)	(479)	(2,784)	176
Equity in earnings of unconsolidated affiliates	-	-	-	170
Net income (loss)	1,529	(47,432)	(4,645)	(51,760)
Net (income) loss attributable to the noncontrolling interests	381	(310)	415	(678)
Net income (loss) attributable to HCI stockholders	$1,910	$(47,742)	$(4,230)	$(52,438)
Income (loss) per share:
Basic	$0.09	$(2.23)	$(0.20)	$(2.45)
Diluted	$0.08	$(2.23)	$(0.20)	$(2.45)
Shares used in computation of per share data:
Basic	21,499,944	21,365,794	21,490,479	21,362,250
Diluted	22,748,725	21,365,794	21,490,479	21,362,250

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(4,645)	$(51,760)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	62,111	46,330
Amortization of debt issuance costs	1,323	891
Share-based compensation expense	3,789	3,624
Equity in earnings from unconsolidated affiliates	-	(170)
Loss on impairments	-	45,400
Other	46	365
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	1,551	7,257
Inventories	1,046	(169)
Prepaid expenses and other	356	4,887
Accounts payable	(18,805)	3,635
Accrued liabilities and other	(3,941)	(23,351)
Net cash provided by operating activities	42,831	36,939
Cash flows from investing activities:
Change in restricted cash	144	112
Purchases of marketable securities	(66,031)	-
Proceeds from sales of marketable securities	52,781	-
Expenditures for property	(121,389)	(53,301)
Expenditures for capitalized software	(6,170)	(7,762)
Proceeds from sale of property	264	93
Cash acquired, consolidation of Hughes Systique Corporation	-	828
Other, net	-	(75)
Net cash used in investing activities	(140,401)	(60,105)
Cash flows from financing activities:
Short-term revolver borrowings	3,263	-
Repayments of revolver borrowings	(3,745)	-
Net decrease in notes and loans payable	-	(78)
Long-term debt borrowings	2,586	141,107
Repayment of long-term debt	(3,928)	(5,505)
Debt issuance costs	(1,734)	(4,500)
Net cash provided by (used in) financing activities	(3,558)	131,024
Effect of exchange rate changes on cash and cash equivalents	2,117	(1,507)
Net increase (decrease) in cash and cash equivalents	(99,011)	106,351
Cash and cash equivalents at beginning of the period	261,038	203,816
Cash and cash equivalents at end of the period	$162,027	$310,167

Supplemental cash flow information:
Cash paid for interest	$33,562	$26,596
Cash paid for income taxes	$4,594	$2,467
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$23,113
Investment in Hughes Telematics, Inc.		$13,000
Consolidation of Hughes Systique Corporation		$5,328

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$103,181	$183,733
Marketable securities	25,020	31,126
Receivables, net	158,852	162,806
Inventories	58,349	60,244
Prepaid expenses and other	22,876	20,976
Total current assets	368,278	458,885
Property, net	665,796	601,964
Capitalized software costs, net	47,896	49,776
Intangible assets, net	12,103	13,488
Goodwill	2,661	2,661
Other assets	65,849	68,524
Total assets	$1,162,583	$1,195,298
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$100,068	$117,513
Short-term debt	6,761	6,750
Accrued liabilities and other	125,328	133,926
Total current liabilities	232,157	258,189
Long-term debt	712,984	714,957
Other long-term liabilities	18,965	16,191
Total liabilities	964,106	989,337
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	178,381	177,933
Class B membership interests	-	-
Retained earnings	33,326	36,094
Accumulated other comprehensive loss	(19,079)	(13,987)
Total HNS' equity	192,628	200,040
Noncontrolling interest	5,849	5,921
Total equity	198,477	205,961
Total liabilities and equity	$1,162,583	$1,195,298

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Services revenues	$192,155	$172,662	$379,045	$334,566
Hardware sales	59,178	82,444	114,431	160,294
Total revenues	251,333	255,106	493,476	494,860
Operating costs and expenses:
Cost of services	123,206	111,092	238,856	217,638
Cost of hardware products sold	55,582	77,283	116,468	151,488
Selling, general and administrative	47,402	44,301	96,082	88,098
Loss on impairment	-	44,400	-	44,400
Research and development	5,355	5,698	10,270	11,049
Amortization of intangible assets	683	1,386	1,385	2,771
Total operating costs and expenses	232,228	284,160	463,061	515,444
Operating income (loss)	19,105	(29,054)	30,415	(20,584)
Other income (expense):
Interest expense	(15,515)	(15,550)	(31,620)	(29,379)
Interest income	574	170	1,127	397
Other loss, net	-	(364)	-	(364)
Income (loss) before income tax (expense) benefit	4,164	(44,798)	(78)	(49,930)
Income tax (expense) benefit	(1,563)	(462)	(2,780)	206
Net income (loss)	2,601	(45,260)	(2,858)	(49,724)
Net (income) loss attributable to the noncontrolling interest	193	(450)	90	(840)
Net income (loss) attributable to HNS	$2,794	$(45,710)	$(2,768)	$(50,564)

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,858)	$(49,724)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	61,784	46,079
Amortization of debt issuance costs	1,323	891
Share-based compensation expense	448	439
Loss on impairment	-	44,400
Other	83	363
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	2,028	18,720
Inventories	1,046	(169)
Prepaid expenses and other	733	4,591
Accounts payable	(18,396)	5,592
Accrued liabilities and other	(4,120)	(15,419)
Net cash provided by operating activities	42,071	55,763
Cash flows from investing activities:
Change in restricted cash	94	51
Purchases of marketable securities	(32,615)	-
Proceeds from sales of marketable securities	38,615	-
Expenditures for property	(121,302)	(53,296)
Expenditures for capitalized software	(6,170)	(7,762)
Proceeds from sale of property	264	93
Net cash used in investing activities	(121,114)	(60,914)
Cash flows from financing activities:
Short-term revolver borrowings	3,263	-
Repayments of revolver borrowings	(3,745)	-
Net decrease in notes and loans payable	-	(78)
Long-term debt borrowings	2,533	141,107
Repayments of long-term debt	(3,927)	(5,503)
Debt issuance costs	(1,734)	(4,500)
Net cash provided by (used in) financing activities	(3,610)	131,026
Effect of exchange rate changes on cash and cash equivalents	2,101	(1,741)
Net increase (decrease) in cash and cash equivalents	(80,552)	124,134
Cash and cash equivalents at beginning of the period	183,733	100,262
Cash and cash equivalents at end of the period	$103,181	$224,396
Supplemental cash flow information:
Cash paid for interest	$33,551	$26,588
Cash paid for income taxes	$4,594	$2,427
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$23,113